                                                                    Exhibit 1.1



                               [________] Shares

                              ITC/\DELTACOM, INC.

                    Common Stock (par value $.01 per share)





                            UNDERWRITING AGREEMENT







                              [________ __], 1997

                                                           [_____________], 1997



Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.C. Bradford & Co.
Wheat, First Securities, Inc.
c/o Morgan Stanley & Co. Incorporated
      1585 Broadway
      New York, New York 10036

Dear Sirs:

           ITC/\DeltaCom, Inc. a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") [____] shares of its Common Stock (par value $.01 per share) (the "Firm Shares").

           The Company also proposes to issue and sell to the several Underwriters not more than an additional [______] shares of its Common Stock (par value $.01 per share) (the "Additional Shares") if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The shares of Common Stock (par value $.01 per share) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock".

           The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares. The registration statement, as amended at the time it becomes effective, including the exhibits thereto and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Original Registration Statement"; any registration statement filed pursuant to Rule 462(b) under the Securities Act is hereinafter referred to as the "Rule 462(b) Registration Statement"; the Original Registration Statement and any Rule 462(b) Registration Statement are hereinafter referred to collectively as the "Registration Statement"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus".
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                                       2

           As part of the offering contemplated by this Agreement, J.C. Bradford & Co. ("J.C. Bradford") has agreed to reserve out of the Firm Shares set forth opposite its name on Schedule I to this Agreement, up to [__________] shares, for sale to the Company's employees, officers and directors and certain other individuals who have expressed an interest in purchasing shares of Common Stock (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriters" (the "Directed Share Program"). The Shares to be sold by J.C. Bradford pursuant to the Directed Share Program (the "Directed Shares") will be sold by J.C. Bradford pursuant to this Agreement at the Public Offering Price (as defined), except for [__________] shares of Common Stock reserved for sale to the Company's employees, officers and directors, which will be sold at the Public Offering Price less the Concession (as defined). Any Directed Shares not orally confirmed for purchase by any Participants by the end of the first business day after the date on which this Agreement is executed will be offered to the public by J.C. Bradford as set forth in the Prospectus.

           1.    Representations and Warranties. The Company represents and
                 ------------------------------
warrants to each of the Underwriters that:

           (a) The Original Registration Statement has become effective, and if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective not later than the earlier of (i) 10:00 p.m. Eastern time on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b) under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

           (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
     (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

           (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; Schedule [_] to the form of opinion of Hogan & Hartson L.L.P., attached hereto as Exhibit A, sets forth each jurisdiction in which the conduct of the Company's business or its ownership or leasing of property requires the Company to be qualified as a foreign corporation, other than jurisdictions in which the failure to be qualified in all such jurisdictions would not, in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

           (d) Each subsidiary of the Company has been duly incorporated, is validly existing in good standing under the laws of the jurisdiction of its incorporation, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; Schedule [_] to the form of opinion of Hogan & Hartson L.L.P., attached hereto as Exhibit A, sets forth each jurisdiction in which the conduct of the Company's subsidiaries (other than DeltaCom, Inc.'s) businesses or their ownership or leasing of property requires such subsidiaries to be qualified as a foreign corporation, other than jurisdictions in which the failure to be qualified in all such jurisdictions would not, in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Schedule [_] to the form of opinion of Thomas Mullis, attached hereto as Exhibit D, sets forth each jurisdiction in which the conduct of DeltaCom, Inc.'s business or its ownership or leasing of property requires DeltaCom, Inc. to be qualified as a foreign corporation, other than jurisdictions in which the failure to be qualified in all such jurisdictions would not, in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

           (e) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

           (f) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

           (g) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

           (h) This Agreement has been duly authorized, executed and delivered by the Company.

           (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the issuance, sale and delivery of the Shares will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any material agreement or other material instrument binding upon the Company or any of its subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no permit, license, consent, approval, authorization or order of, or filing, declaration or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares. Schedule [_] to the form of opinion of Hogan & Hartson L.L.P., attached hereto as Exhibit A, sets forth all material agreements and instruments to which the Company or any of its subsidiaries (other than DeltaCom, Inc.) is a party. Schedule [_] to the form of opinion of Thomas Mullis, attached hereto as Exhibit D, sets forth all material agreements and instruments to which DeltaCom, Inc. is a party.

           (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus. Furthermore, except in each case as described in the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business;
     (ii) neither the Company nor any of its subsidiaries has purchased any of the Company's outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on the Company's capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole.

           (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

           (l) Each of the Company and its subsidiaries (i) has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental, administrative or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain such consents, authorizations, approvals, orders, certificates and permits or make such declarations and filings would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (ii) has not received any notice of proceedings relating to revocation or modification of any such consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

           (m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act or incorporated by reference into or filed as part of the Rule 462(b) Registration Statement, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

           (n) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

           (o) The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including all such laws and regulations concerning electromagnetic radio frequency emissions ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
     (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

           (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

           (q) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
     (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

           (r) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to their businesses, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus, such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by them; and any real property and buildings held under lease by them are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by them, in each case except as described in or contemplated by the Prospectus.

           (s) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with their businesses as now operated, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

           (t) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in or contemplated by the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

           (u) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

           (v) The historical and pro forma financial statements included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations.

           (w) There are no holders of securities (debt or equity) of the Company or any of its subsidiaries, or holders of rights, options, or warrants to obtain securities of the Company or any of its subsidiaries, who have the right, during the 180 day period after the date of this Agreement to request the Company to register securities held by them under the Securities Act, other than holders who have waived such right for the 180 day period after the date of the initial public offering of the Shares and have waived their rights with respect to the inclusion of their securities in the Registration Statement.

           Furthermore, the Company represents and warrants to J.C. Bradford that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

           2.    Agreement to Sell and Purchase. The Company hereby agrees to
                 ------------------------------
sell to the several Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite their names at $[_____] a share (the "Purchase Price").

           On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally
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                                       8

and not jointly, up to [_________] Additional Shares at the Purchase Price. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering overallotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

           The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated ("Morgan Stanley"), it will not, for a period of 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of Common Stock, whether any such transaction described in clause
(i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (a) the sale of the Shares to the Underwriters pursuant to this Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the public offering of the Common Stock hereunder or (c) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security, in each case, outstanding on the date hereof and of which the Underwriters have been advised in writing.

           3.    Terms of Public Offering. The Company is advised by you that
                 ------------------------
the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Original Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $[____] a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $[____] a share (the "Concession") under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[____] a share, to any Underwriter or to certain other dealers.

           4.    Payments and Delivery. Payment for the Firm Shares shall be
                 ---------------------
made in federal funds or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, at 9:00 a.m., New York City time, on [______], 1997, or at such other time on the same or such other date, not later than [________], 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

           Payment for any Additional Shares shall be made in federal funds or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, at 9:00 a.m., New York City time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from you to the Company of your determination, on behalf of the Underwriters, to purchase a number, specified in said notice, of Additional Shares, or on such other date, in any event not later than [______], 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date". The notice of the determination to exercise the option to purchase Additional Shares and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

           Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

           5.    Conditions to the Underwriters' Obligations. The obligations of
                 -------------------------------------------
the Company and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

           The several obligations of the Underwriters hereunder are subject to the following further conditions:

           (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                 (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, and

                 (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, that, in your judgment, is material and adverse and makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

           (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

           The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

           (c) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or, to the knowledge of the Company, threatened by the Commission.

           (d) You shall have received on the Closing Date an opinion of Hogan & Hartson L.L.P., counsel for the Company, dated the Closing Date, in the form set forth in Exhibit A.

           The opinion of Hogan & Hartson L.L.P. shall be rendered to you at the request of the Company and shall so state therein.

           (e) You shall have received on the Closing Date an opinion of Brantley & Wilkerson, P.C., Alabama communications counsel for the Company, dated the Closing Date, in the form set forth in Exhibit B.

           The opinion of Brantley & Wilkerson, P.C. shall be rendered to you at the request of the Company and shall so state therein.

           (f) You shall have received on the Closing Date an opinion of Stowers, Hayes, Clark & Roane, Georgia communications counsel for the Company, dated the Closing Date, in the form set forth in Exhibit C.

           The opinion of Stowers, Hayes, Clark & Roane shall be rendered to you at the request of the Company and shall so state therein.

           (g) You shall have received on the Closing Date an opinion of Thomas Mullis, General Counsel of DeltaCom, Inc., dated the Closing Date, in the form set forth in Exhibit D.

           The opinion of Thomas Mullis shall be rendered to you at the request of the Company and DeltaCom, Inc. and shall so state therein.

           (h) You shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to you.

           (i) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

           (j) The "lock-up" agreements, each substantially in the form of Exhibit E hereto, between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

           (k) The Company shall have complied with the provisions of Section 6(a) hereof with respect to the furnishing of Prospectuses on the business day next following the date of this Agreement, in such quantities as you shall have reasonably requested.

           (l) The Shares shall have been approved for quotation on the Nasdaq National Market System by the National Association of Securities Dealers, Inc. (the "NASD").

           (m) ITC Holding Company, Inc. shall have consummated on or prior to the Closing Date (i) the transfer of all of its assets (other than its stock in the Company) and all of its liabilities to another entity and then
     (ii) the merger with and into the Company (the "Merger").

           (n) You shall have received such other documents and certificates as you or your counsel may request.

           The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

           6.    Covenants of the Company. In further consideration of the
                 ------------------------
agreements of the Underwriters herein contained, the Company covenants as follows:

           (a) To furnish to you, without charge, [_____] signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph
     (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. In the case of the Prospectus, to furnish copies of the Prospectus in New York City, prior to 10:00 a.m., on the business day next following the date of this Agreement, in such quantities as you reasonably request.

           (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and to file no such proposed amendment or supplement to which you reasonably object.

           (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

           (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with any review of the offering of the Shares by the NASD.

           (e) If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act no later than the earlier of (i) 10:00 p.m. Eastern time on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2) under the Securities Act, and shall pay the applicable fees in accordance with Rule 111 under the Securities Act.

           (f) To make generally available to the Company's security holders and to you, as soon as practicable but not later than 60 days after the end of the twelve-month period beginning at the end of the Company's fiscal quarter during which the effective date of the Original Registration Statement occurs, an earnings statement of the Company covering such twelve-month period that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

           (g) To use the net proceeds received by the Company from the sale of the Shares hereunder in the manner specified in the Prospectus under the caption "Use of Proceeds".

           (h) That in connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. J.C. Bradford will notify the Company as to which Participants will need to be so restricted. At the request of J.C. Bradford, the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

           (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon,
     (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in
     Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all fees and disbursements of counsel incurred by the Underwriters in connection with the

     Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program, (vi) all fees and expenses in connection with the presentation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incidental to quoting the Shares on the Nasdaq National Market System, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expense of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

           Furthermore, the Company covenants with J.C. Bradford that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

           7.    Indemnity and Contribution. (a) The Company agrees to
                 --------------------------
indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or is under common control with, or is controlled by, such Underwriter, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however,
                                                           --------  -------
that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or any other person indemnified pursuant to this paragraph (a)) to the extent that any such losses, claims, damages or liabilities result from the fact that such Underwriter sold securities to a person to whom there was not sent or given by or on behalf of such Underwriter (if required by law so to have been delivered) a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) at or prior to the written confirmation of the sale of the Shares to such person, and if the losses, claims, damages or liabilities result from an untrue statement or alleged untrue statement or an omission or alleged omission contained in such preliminary prospectus that was corrected in the Prospectus (as so amended or supplemented), unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

           (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

           (c)   The Company also agrees to indemnify and hold harmless
J.C. Bradford and each person, if any, who controls J.C. Bradford within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, J.C. Bradford (AJ.C. Bradford Entities@), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the shares which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, provided that, the Company shall not be responsible under this clause (iii) for any losses, claim, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of J.C. Bradford Entities.

           (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a), (b) or (c) of this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley in the case of parties indemnified pursuant to paragraph (a) or (c) of this Section 7 and by the Company in the case of parties indemnified pursuant to paragraph (b) of this Section 7. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to paragraph (c) of this Section 7 in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for J.C. Bradford for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control J.C. Bradford within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act or are under common control with, or are controlled by, J.C. Bradford. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

           (e)   To the extent the indemnification provided for in paragraph
(a), (b) or (c) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

           (f) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for
--- ----
such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

           (g)   The indemnity and contribution provisions contained in this
Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

           8.    Termination. This Agreement shall be subject to termination by
                 -----------
notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASD, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

           9.    Effectiveness; Defaulting Underwriters. This Agreement shall
                 --------------------------------------
become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Original Registration Statement by the Commission.

           If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such nondefaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the
                                            --------
number of Shares that any Underwriter has agreed to purchase pursuant to Section 2 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date or the

Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

           If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

           10.   Counterparts. This Agreement may be signed in two or more
                 ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

           11.   Applicable Law. This Agreement shall be governed by the laws of
                 --------------
the State of New York.

           12. Headings. The headings of the sections of this Agreement have
               --------
been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                              Very truly yours,

                                              ITC/\DELTACOM, INC.


                                              By
                                                ------------------------------
                                                Name:
                                                Title:
Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
MERRILL LYNCH, PIERCE, FENNER &
   SMITH INCORPORATED
J.C. BRADFORD & CO.
WHEAT, FIRST SECURITIES, INC.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By Morgan Stanley & Co. Incorporated


By
  --------------------------
  Name:
  Title:

                                  SCHEDULE I


                                                              Number of
                                                             Firm Shares
         Underwriter                                       To Be Purchased
         -----------                                       ---------------
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.C. Bradford & Co.
Wheat, First Securities, Inc.




                                                           ---------------
Total Firm Shares.........................................
                                                           ===============

                                   EXHIBIT A


           Pursuant to Section 5(d) of the Underwriting Agreement, Hogan & Hartson L.L.P., counsel for the Company, shall furnish an opinion to the effect that:

           (a) Each of the Company and the subsidiaries of the Company (other than DeltaCom, Inc.) has been duly incorporated, and is validly existing and in good standing, as of the date of the certifications specified in such counsel's opinion letter, under the laws of the State of Delaware. Each of the Company and the subsidiaries of the Company (other than DeltaCom, Inc.) is authorized to transact business as a foreign corporation in each jurisdiction specified in a schedule attached to such counsel's opinion letter with respect to it, as of the respective dates specified therein.

           (b) Each of the Company and the subsidiaries of the Company (other than DeltaCom, Inc.) has the corporate power and corporate authority under its Certificate of Incorporation and Bylaws and the Delaware General Corporation Law to own its property and conduct its business as described in the Prospectus.

           (c) The Underwriting Agreement has been duly authorized, executed and delivered on behalf of the Company.

           (d) The authorized capital stock of the Company conforms in all material respects to the description thereof set forth in the Prospectus under the caption "Description of Capital Stock".

           (e) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and, assuming the receipt of consideration thereof as provided in resolutions of the Company's Board of Directors authorizing issuance thereof, are validly issued, fully paid and non-assessable.

           (f) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable; no holder of outstanding shares of Common Stock of the Company has any preemptive rights under the Delaware General Corporation Law, any right to subscribe for any of the Shares pursuant to the Certificate of Incorporation of the Company or any agreement or other instrument filed as an exhibit to the Registration Statement or, to such counsel's knowledge, under any other agreement or instrument.

           (g) The execution and delivery by the Company of, and the performance by the Company as of the Closing Date of its obligations under, the Underwriting Agreement will not (i) violate the Company's Certificate of Incorporation or Bylaws, the Delaware General Corporation Law or, to such counsel's knowledge, any applicable provision of applicable federal law; (ii) breach or constitute a default under or contravene any contract or agreement filed as an exhibit to the Registration Statement; or (iii) to such counsel's knowledge, violate any existing judgment, order or decree of any federal or Delaware state governmental body, agency or court to which the Company is subject; provided, that no opinion is expressed with respect to the federal securities laws and the federal communications laws (certain matters with respect to such laws being addressed elsewhere in such counsel's opinion letter).

           (h) No consent, approval, authorization or order of, or qualification with, any federal or Delaware state governmental body, agency or court having jurisdiction over the Company is required for the performance as of the Closing Date by the Company of its obligations under the Underwriting Agreement, except such as may be required under state securities or "blue sky" laws (as to which such counsel expresses no opinion) in connection with the offer and sale of the Shares; provided, that no opinion is expressed with respect to the federal securities laws and the federal communications laws (certain matters with respect to such laws being addressed elsewhere in such counsel's opinion letter).

           (i) The information (1) in the Prospectus set forth under the captions "Risk Factors - Regulation," "Risk Factors - Competition," "Risk Factors - Dependence on Incumbent Local Exchange Carriers," "Business - Industry Overview," "Business - Regulation," "Business - Legal Proceedings," "Description of Capital Stock", "Underwriters" and "Certain United States Federal Tax Consequences for Non-United States Holders" and (2) in the Registration Statement in Items 14 and 15, to the extent that such information constitutes matters of law or legal conclusions, or purports to describe certain provisions of specified documents, has been reviewed by such counsel and is correct in all material respects.

           (j) The Company is not, and immediately following the issuance and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

           (k) A schedule attached to such counsel's opinion letter lists all authorizations, licenses and permits of the FCC granted or issued to each of the Company and its subsidiaries (the "FCC Licenses"). The FCC Licenses constitute all of the authorizations, licenses or permits of the FCC required as of the Closing Date for the Company and its subsidiaries to carry on their businesses as described in the Prospectus. The FCC Licenses are in full force and effect.

           (l) The execution and delivery of, and performance as of the Closing Date by the Company of its obligations under, the Underwriting Agreement (including the issuance and sale of the Shares) will not result in any violation of the Communications Act or any rules or regulations of the FCC, nor shall such execution, delivery or performance cause any forfeiture or impairment of any FCC License issued by the FCC to the Company and its subsidiaries.

           (m) The Company is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, the FCC in connection with or as a condition to the execution, delivery of, or performance as of the Closing Date of obligations under, the Underwriting Agreement.

           (n) To such counsel's knowledge, (i) there is no outstanding adverse judgment, decree or order that has been issued by the FCC against the Company or any of its subsidiaries and (ii) there is no action, suit, inquiry, notice of violation, order to show cause, complaint, investigation or proceeding at law or in equity by or before the FCC, pending or threatened against the Company or any of its subsidiaries.

           (o) To such counsel's knowledge, based upon an examination of available public files of the FCC in Washington, D.C. and upon representations of responsible officers of the Company and its subsidiaries, no petitions to deny or other challenges have been filed against any pending application of the Company or any of its subsidiaries at the FCC.

           (p) No consents, approval, authorization or order of, or qualification with, any federal governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries or ITC Holding Company, Inc. is required to be obtained for the consummation of the Merger, except for such consents, approvals, authorizations or orders of, or qualifications with, the FCC, as have been obtained.

           (q) The Registration Statement has become effective under the Securities Act; and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission.

           (r) Such counsel (1) is of the opinion that the Registration Statement and Prospectus (except for financial statements and other financial information and data included therein or omitted therefrom as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (2) has no reason to believe that (except for financial statements and other financial information and data included therein as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) has no reason to believe that (except for financial statements and other financial information and data included therein as to which such counsel need not express any belief) the Prospectus, as of its date or the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (4) has no reason to believe that there are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed and (5) has no reason to believe that there are any legal or governmental proceedings pending or threatened, or pending judgments, orders or decrees against the Company or any of its subsidiaries that would be required to be described in the Registration Statement or the Prospectus and not so described.

                                   EXHIBIT B


           Pursuant to Section 5(e) of the Underwriting Agreement, Brantley & Wilkerson, P.C., Alabama Communications Counsel for the Company, shall furnish an opinion to the effect that:

           (a) A schedule attached to such counsel's opinion letter accurately and completely lists all authorizations, licenses and permits of the Alabama Public Service Commission (the "APSC") granted or issued to the Company and each of its subsidiaries (the "APSC Licenses"), with the exception of orders of a routine nature approving tariff revisions. The APSC Licenses constitute all of the authorizations, licenses or permits of the APSC required by the APSC as of the Closing Date or necessary for the Company and each of its subsidiaries to carry on their businesses as described in the Prospectus. The APSC Licenses are in full force and effect.

           (b) The execution and delivery of, and performance as of the Closing Date by the Company of its obligations under, the Underwriting Agreement, will not result in any violation of Title 37 of the Alabama Code or any rules, regulations, orders or policies of the APSC, nor will such execution, delivery or performance cause any forfeiture or impairment of any APSC License or any authorization issued by the APSC to the Company and its subsidiaries.

           (c) The Company is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, the APSC in connection with or as a condition to its execution, delivery of, or performance as of the Closing Date of obligations under, the Underwriting Agreement or the consummation of the Merger, except for such consents, approvals, authorizations, declarations or statements as have been obtained or filed.

           (d) To such counsel's knowledge, (i) there is no outstanding adverse judgment, decree or order that has been issued by the APSC against the Company or any of its subsidiaries and (ii) there is no action, suit, inquiry, notice of violation, order to show cause, complaint, investigation, or proceeding at law or in equity by or before the APSC, pending or threatened against the Company or any of its subsidiaries, with the exception of generic proceedings involving competitive issues of general application to all telecommunications carriers holding authority from the APSC.

           (e) To such counsel's knowledge, based upon an examination of the available public files of the APSC in Montgomery, Alabama, and upon representations of responsible officers of the Company and its subsidiaries, no petitions to deny or other challenges have been filed against any pending application of the Company and its subsidiaries at the APSC.

                                   EXHIBIT C


           Pursuant to Section 5(f) of the Underwriting Agreement, Stowers, Hayes, Clark & Roane, Georgia communications counsel for the Company, shall furnish an opinion to the effect that:

           (a) A schedule attached to such counsel's opinion letter accurately and completely lists all authorizations, licenses and permits of the Georgia Public Service Commission (the "GPSC") granted or issued to the Company and each of its subsidiaries (the "GPSC Licenses"). The GPSC Licenses constitute all of the authorizations, licenses or permits of the GPSC required by the GPSC as of the Closing Date or necessary for the Company and each of its subsidiaries to carry on their businesses as described in the Prospectus. The GPSC Licenses are in full force and effect.

           (b) The execution and delivery of, and performance as of the Closing Date by the Company of its obligations under, the Underwriting Agreement will not result in any violation of Title 46 of the Official Code of Georgia or any rules, regulations, orders or policies of the GPSC, nor will such execution, delivery or performance cause any forfeiture or impairment of any GPSC License or any authorization issued by the GPSC to the Company and its subsidiaries.

           (c) The Company is not required to obtain any consent, approval or authorization from, or file any declaration or statement with, the GPSC in connection with or as a condition to its execution, delivery of, or performance as of the Closing Date of obligations under, the Underwriting Agreement or the consummation of the Merger, except for such consents, approvals, authorizations, declarations or statements as have been obtained or filed.

           (d) To such counsel's knowledge, (i) there is no outstanding adverse judgment, decree or order that has been issued by the GPSC against the Company or any of its subsidiaries and (ii) there is no action, suit, inquiry, notice of violation, order to show cause, complaint, investigation, or proceeding at law or in equity by or before the GPSC, pending or threatened against the Company or any of its subsidiaries.

           (e) To such counsel's knowledge, based upon an examination of the available public files of the GPSC in Atlanta, Georgia, and upon representations of responsible officers of the Company and its subsidiaries, no petitions to deny or other challenges have been filed against any pending application of the Company or any of its subsidiaries at the GPSC.

                                   EXHIBIT D


           Pursuant to Section 5(g) of the Underwriting Agreement, Thomas Mullis, General Counsel of DeltaCom, Inc., shall furnish an opinion to the effect that:

           (a) DeltaCom, Inc. ("DeltaCom") has been duly incorporated, and is validly existing and in good standing as of the date of the certifications specified in such counsel's opinion letter, under the laws of the State of Alabama. DeltaCom has the corporate power and corporate authority under its Articles of Incorporation and Bylaws and the Alabama Business Corporation Act to own its property and conduct its business as described in the Prospectus. Based on the certificates identified in a schedule attached to such counsel's opinion letter, DeltaCom is authorized to transact business as a foreign corporation in each jurisdiction specified in a schedule attached to such counsel's opinion letter, as of the respective dates specified therein.

           (b) No consent, approval, authorization or order of, or qualification with, any Alabama state governmental body, agency or court having jurisdiction over DeltaCom is required for the consummation of the Merger.

                                   EXHIBIT E




                                                             October __, 1997


Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.C. Bradford & Co.
Wheat, First Securities, Inc.

c/o Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, NY  10036


Ladies and Gentlemen:

           The undersigned understands that ITC/\DeltaCom, Inc., a Delaware corporation (the "Company"), proposes to enter into an underwriting agreement (the "Underwriting Agreement") with Morgan Stanley & Co. Incorporated ("Morgan Stanley"), Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.C. Bradford & Co. and Wheat, First Securities, Inc., as representatives of the several underwriters (the "Underwriters") named in Schedule I thereto, providing for the public offering (the "Public Offering") of shares of the Company's Common Stock (par value $.01 per share) (the "Common Stock").

           To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, and for other good and valuable considerations receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfer to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause
(1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any shares of Common Stock to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (c) transfers of Common Stock to the Company, (d) a pledge, grant of security interest or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated pledgee, under a written pledge agreement that provides that the pledgee shall hold the Common Stock subject to the terms of this Agreement and, as a condition precedent to such pledge, security interest or other encumbrance, shall be required to execute and deliver this Agreement and (e) any transfer (i) to a trust for the benefit of such transferor or such transferor's spouse or lineal descendants or (ii) by gift, will or intestate succession to such transferor's spouse or lineal descendants, provided, in each case, that, as a condition precedent to such transfer, the transferee of any such transfer, or the trustee or legal guardian on behalf of any such transferee, duly executes and delivers this Agreement. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

           Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.


                                       Very truly yours,


                                       -----------------------------------------
                                       (Signature)

                                       -----------------------------------------
                                       (Print Name)

                                       -----------------------------------------
                                       (Address)

Accepted as of the date
first set forth above:

Morgan Stanley & Co. Incorporated


By:
   -------------------------------------